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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement (No. 333-04527).


                                          ARTHUR ANDERSEN LLP


Portland, Oregon
June 10, 1996


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders of Integrated Measurement Systems, Inc.:

    We have audited, in accordance with generally accepted auditing standards, the financial statements of Integrated Measurement Systems, Inc. included in this registration statement and have issued our report thereon dated January 26, 1996 (except for the matter discussed in Note 10 to the financial statements as to which the date is May 6, 1996). Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The Valuation and Qualifying accounts schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
January 26, 1996